                                                                    EXHIBIT 99.2

The Acquisition

Pursuant to a Stock Purchase Agreement (the "Acquisition Agreement") dated as of May 11, 2001 between Tomkins Corporation ("Tomkins") and Saf-T-Hammer Corporation ("Parent" and "Acquirer"), Parent acquired (the "Acquisition") all of the issued and outstanding shares of the Company. As a result of the Acquisition, the Company became a wholly owned subsidiary of Saf-T-Hammer. The Parent paid $15 million dollars (the "Purchase Price") in exchange for all of the issued and outstanding shares of Smith & Wesson ("Acquiree") as follows:

         -    $5 million (See the "Loan") of which was paid at closing

         - $10 million must be paid on or before May 11, 2002 pursuant to the terms of an unsecured promissory note issued by The Parent to Tomkins (the "Acquisition Note"). The Acquisition Note accrues interest at a rate of 9% per year.

The Purchase Price was the result of arm's length negotiations between the Parent and Tomkins. This business combination has been accounted for using the purchase method of accounting, under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition.


Acquisition Note

Pursuant to the Acquisition Agreement, the Parent issued a promissory note in the amount of $10 million as partial consideration for the acquisition of the Company. This note is due on May 11, 2002, is unsecured and bears interest at 9% per annum. In the event of default by the Parent, the interest rate would increase by an additional 2% per annum on the outstanding balance.


Tomkins Note

The Acquisition Agreement required the Parent to guaranty the Company's existing obligations to Tomkins under a promissory note issued on April 30, 1997 by the Company to Tomkins (the "Tomkins Note"). The original Tomkins Note was in the amount of $73,830,000, due April 30, 2004 and bore interest at the rate of 9% per annum. Prior to the Acquisition, Tomkins contributed to the capital of the Company $23,830,000 of the Tomkins Note, thereafter leaving a balance of $50,000,000. Immediately subsequent to the Acquisition, the Company paid $20,000,000 of the Tomkins Note. The outstanding principal balance on the Tomkins Note is $30 million. In satisfaction of this condition, the Parent executed a guaranty in favor of Tomkins dated May 11, 2001. The terms of the Tomkins Note was amended as follows:

         (a) Commencing on May 11, 2001, the new due date was extended by ten years to May 11, 2011.

         (b) Unpaid principal balance shall be paid in 84 equal monthly payments commencing on May 11, 2004.

         (c) Until paid in full, dividends declared and paid to the Parent shall not exceed $600,000 for the twelve month period ended May 11, 2002, and not exceed $1,800,000 for annual periods thereafter.

         (d) Until the payment of the $10 million Acquisition Note owed by the Parent to Tomkins, the Company shall not, either directly or indirectly, incur, assume, guaranty, or otherwise become liable to any indebtedness, except in the ordinary course of business.

         (e) The Company shall not liquidate, wind-up or dissolve any business assets, including tangible and intangible assets.

         (f) In the event of default by the Parent on the Acquisition Note, or default by the Company on the Tomkins Note, the Tomkins Note shall be accelerated and become due and payable in full immediately.


The Loan

The initial payment of $5 million was obtained as a loan from an individual, pursuant to a Promissory Note & Loan Agreement dated May 6, 2001 between the Parent and the individual. Interest accrues on the Note at a rate of 12% per annum and matures on May 15, 2002. Pursuant to the terms of the Note, the Parent prepaid the annual interest of $600,000 on the latter of five business days after the consummation of the Acquisition or May 15, 2001.

The Note is secured by a pledge of all of the issued and outstanding stock of the Company, as evidenced by a Stock Pledge Agreement dated and effective as of May 11, 2001 between the Parent and Mr. Melby (the "Pledge Agreement").

UNAUDITED PROFORMA DISCLOSURES

The following unaudited proforma balance sheet, results of operations and net loss per share assume that the acquisition of Smith & Wesson Corp. occurred as of the beginning of each period presented, after giving effect to proforma adjustments. The proforma adjustment represents amortization of intangibles and interest expense arising from the Acquisition Note, Tomkins Note and The Loan, as defined above. The proforma financial information is presented for informational purposes only and may not necessarily be indicative of the operating results that would have occurred had these acquisitions been consummated as of the beginning of each period presented, nor is it indicative of future operating results.

SAF-T-HAMMER CORPORATION
PROFORMA BALANCE SHEET - MARCH 31, 2001

                                                                     Balance Sheet
                                                      Acquirer          Acquiree         Proforma                   Consolidated
                                                     Historical        Historical
                                                   March 31, 2001     May 11, 2001      Adjustments                    Proforma
                                                   --------------     ------------      -----------                    --------
                                                    (Unaudited)        (Unaudited)      (Unaudited)                  (Unaudited)
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents                       $     181,430       $  48,598,168    $(20,000,000)(1),(2),(3)     $  28,779,598
  Accounts receivables                                   18,015           7,733,517                                     7,751,532
  Inventory                                               8,420           9,489,931      14,768,927(1)                 24,267,278
  Other current assets                                       --           7,126,862              --                     7,126,862
  Due from Tomkins Corporation                               --           7,699,500                                     7,699,500
                                                  -------------       -------------    ------------                 -------------
      TOTAL CURRENT ASSETS                              207,865          80,647,978      (5,231,073)                   75,624,770
                                                  -------------       -------------    ------------                 -------------
 PROPERTY, PLANT AND EQUIPMENT                           31,232          21,790,649     (13,182,539)(1)                 8,639,342
 INTANGIBLES                                                 --          15,619,115     (10,664,159)(1)                 4,954,956
 INVESTMENT IN SUBSIDIARY - SMITH & WESSON CORP              --                                  --                            --
 OTHER ASSETS                                           399,120                                                           399,120
                                                  -------------       -------------    ------------                 -------------
      TOTAL ASSETS                                $     638,217       $ 118,057,742    $(29,077,771)                $  89,618,188
                                                  =============       =============    ============                 =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payables and accrued expenses         $     131,431       $  16,373,582    $  4,878,867(1)              $  21,383,880
   Loan payable                                         500,000                  --                                       500,000
   Deferred income                                           --           1,612,707                                     1,612,707
                                                  -------------       -------------    ------------                 -------------
      TOTAL CURRENT LIABILITIES                         631,431          17,986,289       4,878,867                    23,496,587
                                                  -------------       -------------    ------------                 -------------
 NON-CURRENT LIABILITIES:
   Deferred tax liability                                    --           3,016,990       7,530,339(1)                 10,547,329
   Other non-current liabilities                        597,426          10,567,486                                    11,164,912
   Note payable, Individual, net of debt
     issue cost of $5 million                                --                  --              --(3)                         --
   Note payable, Tomkins                                     --          50,000,000     (10,000,000)(1),(2)            40,000,000
                                                  -------------       -------------    ------------                 -------------
      TOTAL LIABILITIES                               1,228,857          81,570,765       2,409,206                    85,208,828
                                                  -------------       -------------    ------------                 -------------
STOCKHOLDERS' EQUITY:
  Common stock                                           14,721                   8              (8)                       14,721
  Additional paid in capital                          3,807,663          94,753,721     (89,753,721)(3)                 8,807,663
  Accumulated deficit                                (4,413,024)        (58,266,752)     58,266,752                    (4,413,024)
                                                  -------------       -------------    ------------                 -------------
      TOTAL STOCKHOLDERS' EQUITY                       (590,640)         36,486,977     (31,486,977)                    4,409,360
                                                  -------------       -------------    ------------                 -------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $     638,217       $ 118,057,742    $(29,077,771)                $  89,618,188
                                                  =============       =============    =============                =============

SAF-T-HAMMER CORPORATION
PROFORMA STATEMENT OF OPERATIONS

                                                 Unaudited Proforma Statement of Operations - Three Months Ended March 31, 2001
                                          ----------------------------------------------------------------------------------------
                                               Acquirer                Acquiree
                                              Historical              Historical                            Consolidated Proforma
                                          Three months ended      Three months ended        Proforma         Three months ended
                                            March 31, 2001          March 31, 2001         Adjustments         March 31, 2001
                                            --------------          --------------         -----------         --------------
                                              (Audited)               (Unaudited)          (Unaudited)           (Unaudited)
Net sales                                     $   21,151            $ 17,665,685                                 $17,686,836

Cost of sales                                      8,418              15,783,427           (1,532,050)(4)         14,259,795
                                              -----------           ------------                                 -----------
Gross profit                                      12,733               1,882,258                                   3,427,041
                                              -----------           ------------                                 -----------
Operating expenses:
  Research and development and other                   -               2,572,696                                   2,572,696
  Selling, general and
administrative                                   409,729               4,169,275            (509,379)(5)           4,069,625
  Loss on impairment of goodwill                       -               7,250,000          (7,250,000)(6)                   -
                                              -----------           ------------         ------------            -----------
                                                 409,729              13,991,971          13,991,971               6,642,321
                                              -----------           ------------         -----------             -----------
Loss from operations                            (396,996)            (12,109,713)        (12,109,713)             (3,215,280)

Interest expense, net                             36,000                 581,539            1,670,250(7)           2,287,789
                                              -----------           ------------                                 -----------
Loss before taxes                               (432,996)            (12,691,252)                                 (5,503,069)

Provision for income taxes                              -                      -                                           -
                                              -----------           ------------                                 -----------
Net loss                                      $  (432,996)          $(12,691,252)                                $(5,503,069)
                                              ===========           ============                                 ===========

Weighted average number of shares
outstanding - basic and diluted                15,931,330                                                         15,931,330
                                              -----------                                                        -----------
Net loss per share, basic and
diluted                                       $     (0.03)                                                            $(0.35)
                                              -----------                                                        -----------

SAF-T-HAMMER CORPORATION
PROFORMA STATEMENT OF OPERATIONS

                                                  Unaudited Proforma Statement of Operations - Year ended December 31, 2000
                                         -----------------------------------------------------------------------------------------
                                              Acquirer                Acquiree
                                             Historical              Historical                              Consolidated Proforma
                                             Year ended            12 months ended          Proforma                Year ended
                                         December 31, 2000        December 31, 2000        Adjustments          December 31, 2000
                                         -----------------        -----------------        -----------          -----------------
                                             (Audited)               (Unaudited)           (Unaudited)             (Unaudited)
Net sales                                 $       13,367           $  84,430,583                                   $ 84,443,950

Cost of sales                                      5,347              69,152,903          (3,512,842)(4)             65,645,408
                                          --------------           -------------                                   ------------
Gross profit                                       8,020              15,277,680                                     18,798,542
                                          --------------           -------------                                   ------------
Operating expenses:

  Research and development and other             195,109               9,461,363                                      9,656,472
  Selling, general and
administrative                                 2,025,126              17,632,590          (1,531,504)(5)             18,126,212

  Loss on impairment of goodwill                       -              19,333,333         (19,333,333)(6)                      0
                                          --------------           -------------                                   ------------
                                               2,220,235              46,427,286                                     27,782,684
                                          --------------           -------------                                   ------------

Loss from operations                          (2,212,215)            (31,149,606)                                    (8,984,142)

Interest expense, net                            329,855               2,475,037           6,681,000(7)               9,485,892
                                          --------------           -------------                                   ------------

Loss before taxes                             (2,542,070)            (33,624,643)                                   (18,470,034)
                                          ==============           =============                                   ============
Provision for income taxes                              -                     (0)                                            (0)

Net loss                                  $   (2,542,070)          $ (33,624,643)                                  $(18,470,034)
                                          ==============           =============                                   ============
Weighted average number of shares

outstanding - basic and diluted                11,021,937                                                            11,021,937
                                          ---------------                                                          ------------
Net loss per share, basic and
diluted                                   $        (0.23)                                                                $(1.68)
                                          ---------------                                                          ------------

SAF-T-HAMMER CORPORATION
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

    (1) To reflect the acquisition of Smith & Wesson Corp. and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of Smith & Wesson are as follows:

            COMPONENTS OF PURCHASE PRICE:
                      Cash paid on May 11, 2001                                                 $  5,000,000
                      Note payable, Tomkins, due May 11, 2002                                     10,000,000
                                                                                                ------------
                      Total purchase price                                                      $ 15,000,000
                                                                                                ------------

              ALLOCATION OF PURCHASE PRICE:
                      Stockholder's equity of Smith & Wesson                                     (36,486,977)
                      Increase in inventories (elimination of LIFO
                      reserve and adjustment to fair value)                                      (14,768,927)
                      Increase to plant, property and equipment                                   (6,874,351)
                      Increase to tradename (Intangible)                                            (880,885)
                      Increase in accrued liabilities contingent upon
                      sale of Smith & Wesson                                                       4,878,867
                      Increase in deferred income taxes (SFAS 109)                                 7,530,339
                                                                                                ------------
                      Fair value of net assets in excess of purchase price                       (31,601,934)

                      Allocation of negative goodwill to plant,
                      property and equipment                                                      20,056,890
                      Allocation of negative goodwill to tradename                                11,545,044
                                                                                                ------------
                                                                                                $          0
                                                                                                ============

    (2)     In addition, the Company paid $20,000,000 of the Tomkins Note.

    (3) On May 6, 2001, Saf-T-Hammer Corporation obtained a loan from an individual in the amount of $5 million to fund its initial cash payment to Tomkins for the purchase of Smith & Wesson. Related to this loan, Saf-T-Hammer also issued warrants to purchase, in aggregate, approximately 8.7 million shares. Using the Black Scholes option pricing model, debt issue costs of $5 million (value of 8.7 million shares upto the loan value) has been netted against the proceeds of the loan. The debt issue costs will be amortized over the life (1 year) of the note using the effective interest method.

The pro forma adjustments to the condensed consolidated statement of operations are as follows:

                                                                                Year ended               Three months ended
                                                                            December 31, 2000              March 31, 2001
                                                                            -----------------              --------------
    (4)     Adjustments to cost of goods sold:
              Eliminate Smith & Wesson's LIFO
              reserve for current period                                       $ (2,011,333)                $  (861,500)
              Depreciation expense adjustment from
              reduction of carrying value by allocated
              negative goodwill                                                  (1,501,509)                   (670,550)
                                                                               ------------                 -----------
                                                                               $ (3,512,842)                $(1,532,050)
                                                                               ------------                 -----------

    (5)     Adjustments to selling, general and administrative expenses:
              Amortization expense adjustment from goodwill
              eliminated from prior sale of Smith & Wesson to
              Tomkins under Push Down Accounting                               $ (1,713,000)                $  (428,250)
              Amortization of Tradename acquired
               over 20 years using straight line method                             825,000                     206,250
              Depreciation expense adjustment from
              reduction of carrying value by allocated
              negative goodwill                                                    (643,504)                   (287,379)
                                                                               ------------                 -----------
                                                                               $ (1,531,504)                $  (509,379)
                                                                               ------------                 -----------

    (6)     Adjustments to impairment loss on goodwill:
              Elimination of impairment loss recognized
              by Smith & Wesson on historical data                             $(19,333,333)                $(7,250,000)
                                                                               ------------                 -----------

    (7)     Adjustments to interest expense - Increase/(decrease):
              Tomkins Note, at 9%                                                   181,000                      45,250
              Tomkins Acquisition Note, at 9%                                       900,000                     225,000
              Amortization of debt issue costs                                    5,000,000                   1,250,000
              Interest on loan from individual at 12%                               600,000                     150,000
                                                                               ------------                 -----------
                                                                               $  6,681,000                 $ 1,670,250
                                                                               ------------                 -----------